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                                                                   Exhibit 10.36
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                                PROMISSORY NOTE

$347,875                                                       Golden, Colorado
                                                                  July 25, 2001

                  FOR VALUE RECEIVED, and at the times hereinafter specified, the undersigned Gerald D. Van Eeckhout ("Maker") hereby promises to pay to the
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order of ACT Teleconferencing, Inc., a Colorado corporation (hereinafter referred to, together with each subsequent holder hereof, as "Holder"), at 1658
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Cole Boulevard, Suite 130, Golden, Colorado 80401, or at such other address as may be designated from time to time hereafter by Holder, the principal sum of THREE HUNDRED FOURTY SEVEN THOUSAND EIGHT HUNDRED SEVENTY FIVE AND NO/100THS DOLLARS ($347,875.00), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America.

                  This note is secured by full recourse to the tangible personal property owned by Maker in accordance with the Security Agreement dated July 25, 2001.

                  The principal outstanding from time to time hereunder shall bear interest at 6.0 percent per annum. This interest is payable at the end of
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each calendar quarter, beginning December 31, 2001. Any outstanding principal balance hereof, together with all accrued but unpaid interest, shall be due and payable on November 1, 2006.

                  Maker may prepay this note at any time in whole or in part, with accrued interest to the date of such payment on the amount prepaid, without premium or penalty. No partial prepayment shall relieve Maker of the obligation to pay the remaining principal or interest thereon when due hereunder. No amount which has been prepaid shall thereafter be available for borrowing again at a later time.

                  Any default in payment of any sum due hereunder or performance of any covenant or agreement herein contained, which default is not cured within 10 days, shall constitute an event of default hereunder. Upon the occurrence of any event of default, the entire balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand. Any payment not made when due hereunder, including the interest component thereof, by acceleration or otherwise, shall bear interest from the date due until paid at a rate equal to 8.0% per annum (the "Default Rate"). All payments hereunder shall, at Holder's
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option, be applied first to the payment of accrued and unpaid interest at the
Default Rate on any payments that are in default; followed by payment of accrued and unpaid interest through the date of default; and then to the reduction of principal.

                  Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby
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severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatsoever with respect to this note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this note before proceeding hereunder, (d) consent to the release of any other party liable hereunder, without diminishing or in any way affecting their liability hereunder, and (e) agree to pay all costs and expenses, including attorneys' fees and expenses, which may be incurred in the collection of this note or any part thereof or in preserving, securing possession of, and realizing upon any security for this note.

                  In the event action is necessary to collect any interest or principal due to enforce Holder's rights under Security Agreement, Maker is required to pay all costs of collection, including reasonable attorney's fees.

                  If any provision hereof or of any other document securing or related to the indebtedness evidenced hereby is, for any reason and to the extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities, or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

                  This note may not be amended or modified except by an instrument in writing signed by the party against whom enforcement of any amendment or modification is sought. Each provision of this note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof to any other Holder or participant. Regardless of the place of its execution, this note shall be construed and enforced in accordance with the laws of the State of Colorado.

                                       MAKER:

                                       ________________________________________
                                            Gerald D. Van Eeckhout

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